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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                            Percentage Ownership
                                                            --------------------
DIRECT SUBSIDIARIES

Florists' Transworld Delivery, Inc.                                 100%

SUBSIDIARIES OF FLORISTS' TRANSWORLD DELIVERY, INC.

FTD Holdings, Incorporated, a Delaware corporation                  100%

FTD of Canada Inc., a Canada corporation                            100%

FTD.COM INC., a Delaware corporation                                100%

SUBSIDIARIES OF FTD HOLDINGS, INCORPORATED

Renaissance Greeting Cards, Inc., a Maine corporation               100%